Exhibit 11

                   Conversion Technologies International, Inc.
                                And Subsidiaries

             STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER SHARE

             For the three months ended September 30, 1999 and 1998

                                       September 30, 1999    September 30, 1998
                                       ------------------    ------------------

Loss before extraordinary item         $         (332,919)   $         (816,100)

Preferred stock dividends                        (111,682)             (600,926)
                                       ------------------    ------------------

Loss before extraordinary item
attributable to common stockholders    $         (444,601)   $       (1,417,026)
                                       ==================    ==================

Weighted average number of common

shares outstanding                              6,426,312             4,860,339
                                       ==================    ==================

Loss per common share
before extraordinary item              $            (0.07)   $            (0.29)
                                       ==================    ==================

Extraordinary item                     $          779,376    $               --
                                       ==================    ==================

Income per share from extraordinary
item                                   $             0.12    $               --
                                       ==================    ==================

Net income (loss)                      $          446,457    $         (816,100)

Preferred stock dividends                        (111,682)             (600,926)
                                       ------------------    ------------------

Net income (loss) attributable to
common stockholders                    $          334,775    $       (1,417,026)
                                       ==================    ==================

Net income (loss) per common share     $             0.05    $            (0.29)
                                       ==================    ==================